Exhibit 10.2

ANIKA THERAPEUTICS, INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

Article 1 - Purpose.

This 2021 Employee Stock Purchase Plan (the “Plan”) is intended to encourage stock ownership by all eligible employees of Anika Therapeutics, Inc., a Delaware corporation (including any successor corporation, the “Company”), and its participating subsidiaries (as defined in Article 17) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. Except as described below in Article 2, the Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Article 2 - Administration of the Plan.

The Plan will be administered by the Compensation Committee of the Company's Board of Directors (the “Board”), or such other committee as determined by the Board (the “Committee”). Notwithstanding anything to the contrary in the Plan, the Committee may establish sub-plans (which need not qualify under section 423 of the Code) and initiate separate Offering Periods (as defined in Article 5) through such sub-plans for the purpose of (i) facilitating participation in the Plan by non-U.S. employees in compliance with foreign laws and regulations without affecting the qualification of the remainder of the Plan under section 423 of the Code or (ii) qualifying the Plan for preferred tax treatment under foreign tax laws (which sub-plans, at the Committee's discretion, may provide for allocations of the authorized shares reserved for issue under the Plan as set forth in Article 4). The rules, guidelines and forms of such sub-plans (or the Offering Periods thereunder) may take precedence over other provisions of the Plan, with the exception of the maximum Offering Period term set forth in Article 5, the maximum payroll deduction set forth in Article 8, the limitation on the decrease to the Option Price defined and described in Article 5 and the aggregate stock limit described in Article 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. Alternatively, notwithstanding anything to the contrary in the Plan, in order to comply with the laws of a foreign jurisdiction, the Committee shall have the power, in its discretion, to grant options in an Offering Period to citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens) that provide terms which are less favorable than the terms of options granted under the same Offering Period to employees resident in the United States, subject to compliance with section 423 of the Code.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it will be final, unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations will be applied on a uniform basis to all employees under the Plan. No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

Article 3 - Eligible Employees.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, all employees of the Company or any of its participating subsidiaries who are (i) so employed on the start date of any Offering Period and (2) have continuously been employed with the Company or such participating subsidiary for at least one month prior to such start date will be eligible to participate and receive an option with respect to such Offering Period. All such eligible employees will have the same rights and privileges hereunder with respect to such Offering Period. In no event, however, may an employee be granted an option if such employee, immediately after the option is granted, would be treated as owning stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and Section 424(f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code will apply, and stock which the employee may purchase under outstanding options (including options not granted under the Plan) will be treated as stock owned by the employee. Notwithstanding the foregoing, except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, employees who are otherwise eligible employees and who are citizens or residents of a non-U.S. jurisdiction (without regard to whether such employee is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) will not be considered an eligible employee if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code.

Article 4 - Stock Subject to the Plan.

The stock subject to the options under the Plan will be shares of the Company's authorized but unissued common stock (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 400,000 shares, subject to adjustment as provided in Article 12. If any option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto will again be available under the Plan.

Article 5 - Offering Period and Stock Options.

Except as otherwise determined by the Committee, the first Offering Period will start on November 15, 2021 and will end on May 14, 2022, provided that if such end date is not a business day (as defined below in this Article 5), such Offering Period will end on the first business day preceding such end date. Thereafter, except as otherwise determined by the Committee:

1. An offering period (“Offering Period”) will start on each May 15 (provided that if such start date is not a business day, such start date will be the first business day following the immediately preceding Exercise Date (as defined below in this Article 5)) and end on the following November 14 (provided that if such end date is not a business day, such end date will be the first business day preceding such end date); and

2. An Offering Period will start on each November 15 (provided that if such start date is not a business day, such start date will be the first business day following the immediately preceding Exercise Date) and end on the following May 14 (provided that if such end date is not a business day, such end date will be the first business day preceding such end date).

The end date within each Offering Period will be the day on which shares of Common Stock are purchased by participants in an Offering Period (“Exercise Date”). On the start date of each Offering Period, the Company will grant to each eligible employee who has then elected to be a participant in the Plan an option to purchase shares on the relevant Exercise Date, at the Option Price hereinafter provided for, covering a maximum of 800 shares of Common Stock (which maximum number may be amended by the Committee from time to time with respect to an Offering Period prior to the start date thereof), on condition that such employee remains an eligible employee through the Exercise Date. If a participant's accumulated payroll deductions on the end date of an Offering Period would enable the participant to purchase more than such maximum number of shares of Common Stock, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of such maximum number of shares will be promptly refunded to the participant by the Company, without interest. A participant will be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the Exercise Date. The Option Price per share for each Exercise Date within an Offering Period will be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the start date of the Offering Period and (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, in either event rounded up to the nearest cent. Prior to the start date of an Offering Period, the Committee may increase, but not decrease, the Option Price with respect to such Offering Period. The foregoing limitation on the number of shares subject to an option hereunder and the Option Price will be subject to adjustment as provided in Article 12.

Notwithstanding the foregoing, the Committee may in its discretion determine to implement Offering Periods of up to twenty-seven months. Such Offering Periods may consist of one or more Exercise Dates. Each eligible employee who elects to be a participant in such Offering Period will be granted an option, at the Option Price, to purchase shares of Common Stock on such Exercise Date(s). Each such option will cover a maximum number of shares of Common Stock for such Offering Period as determined by the Committee prior the start date of such Offering Period. In no event will an Offering Period under the Plan exceed twenty-seven months.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, unless a participant files a new authorization (as described in Article 7) or withdraws from the Plan (as described in Article 10), the deductions and purchases under the authorization a participant has on file under the Plan will continue from one Offering Period to succeeding Offering Periods as long as the Plan remains in effect and the participant continues to be an eligible employee at the start date of the relevant Offering Period.

For purposes of the Plan, the term “Fair Market Value” on any date means the value of the Common Stock as determined below. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value will be the closing price of a share of Common Stock (or if no sales were reported on such date, the closing price on the last trading date) as quoted on such exchange or system. In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee and such determination will be conclusive and binding on all persons. For purposes of the Plan, the term “business day” means a day on which there is trading on such exchange or system and that is not a Saturday, Sunday or legal holiday in the State of Massachusetts.

No employee will be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Code Section 423(b) employee stock purchase plans of the Company and any parent corporations or subsidiary corporations, as “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and Section 424(f) of the Code, to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply, and such limitation will be administered in accordance, with Section 423(b)(8) of the Code. If a participant's accumulated payroll deductions on any Exercise Date would otherwise enable a participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased will be promptly refunded to the participant by the Company, without interest.

Article 6 - Exercise of Option.

Each eligible employee who continues to be a participant in the Plan on an Exercise Date will be deemed to have exercised his or her option on such date and will be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 800 maximum share limit of the option and the Section 423(b)(8) limitation described in Article 5. If the individual is not a participant on an Exercise Date, then he or she will not be entitled to exercise his or her option. Only full shares of Common Stock may be purchased under the Plan. Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, unused payroll deductions remaining in a participant's account at the end of an Offering Period, by reason of the inability to purchase a fractional share, will be carried forward to the next Offering Period.

Article 7 - Authorization for Entering the Plan.

An employee may elect to enter the Plan by filling out, signing and delivering to the Company an authorization form provided by the Company (including electronically), which will include the percentage to be deducted regularly from the employee's pay, and any other terms or conditions as determined by the Committee in its sole discretion, and authorizing the purchase of stock for the employee in each Offering Period in accordance with the terms of the Plan.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, such authorization must be received by the Company (or made electronically) at least ten (10) business days before the start date of the Offering Period to which it relates and will take effect only if the employee is an eligible employee on the first business day of such Offering Period and otherwise meets the terms and conditions of the Plan.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Offering Period to succeeding Offering Periods as long as the Plan remains in effect.

The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of participants. All payroll deductions received or held by the Company may be subject to the claims of the Company's general creditors. Participants will have the status of general unsecured creditors of the Company. Any amounts payable to participants pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended.

Article 8 - Maximum Amount of Payroll Deductions.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, an employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than one percent (1%) but not more than ten percent (10%) of the employee's Compensation. For this purpose, “Compensation” means, unless otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, an employee's base pay or salary from the Company or participating subsidiary, including such amounts of base pay or salary as are deferred by the employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. Unless otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the preceding sentence) made on the employee's behalf by the Company or a participating subsidiary under any employee benefit or welfare plan now or hereafter established, benefit plan payments, short-term disability pay, long-term disability pay, maternity pay, military pay, tuition reimbursement and adoption assistance, and any other payments not specifically referenced in the prior sentence.

Article 9 - Change in Payroll Deductions.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, deductions may not be increased or decreased during an Offering Period.

Article 10 - Withdrawal from the Plan.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, a participant may withdraw from the Plan and such Offering Period (in whole but not in part) by giving notice (in the form provided by the Company from time to time, including electronically) at least three business days prior to the end date of such Offering Period, in which case the Company will promptly refund, without interest, the entire balance of his or her unused payroll deduction account under the Plan.

Except as otherwise determined by the Committee with respect to an Offering Period prior to the start date thereof, to re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least ten business days before the first day of the next Offering Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Offering Period, provided that he or she is an eligible employee on the first business day of the Offering Period and otherwise meets the terms and conditions of the Plan.

For the avoidance of doubt, any application of the maximum share limitation set forth in Article 5 hereof, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase will not constitute a withdrawal from the Plan.

Article 11 - Issuance of Stock.

Stock purchased by participants under the Plan will be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry or direct registration or the issuance of one or more stock certificates. Stock purchased under the Plan will be issued only in the name of the relevant participant.

Article 12 - Adjustments.

Subject to any required action by the stockholders of the Company, the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number of shares of Common Stock available for issuance under the Plan, the Option Price, the maximum number of shares that may be purchased during an Offering Period, as well as any other terms that the Committee determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Committee may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, will be made by the Committee and its determination will be final, binding and conclusive. Except as the Committee determines otherwise, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will require adjustment hereunder. Notwithstanding the foregoing, any adjustments made pursuant to this paragraph will be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a “modification” (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

Except as otherwise determined by the Committee, in the event of a Change in Control (as defined in the Company's 2017 Omnibus Incentive Plan, as amended from time to time), all outstanding options under the Plan will automatically be exercised immediately before the closing of such Change in Control as if the date of such closing is the next Exercise Date, subject to the maximum share limitation set forth in Article 5 hereof, Code Section 423(b)(8) and fractional-share limitations on the amount of stock a participant would be entitled to purchase, and the Plan will terminate immediately thereafter.

Article 13 - No Transfer or Assignment of Employee's Rights.

An option granted under the Plan may not be transferred or assigned, except by will or the laws of descent and distribution, and will be exercised, during a participant's lifetime, only by the participant.

Article 14 - Termination of Employee's Rights.

Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan will immediately terminate, and the Company will promptly refund, without interest, the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment will be treated as continuing intact while the participant is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed 3 months, or if longer, so long as the participant's right to reemployment with the Company or the participating subsidiary is provided either by statute or by contract. If the period of leave exceeds 3 months and the participant's right to reemployment with the Company or the participating subsidiary is not provided either by statute or by contract, the employment relationship will be deemed to terminate on the first day immediately following such three-month period.

Article 15 - Termination and Amendments to Plan.

Unless terminated sooner as provided below, the Plan will terminate on the tenth anniversary of its approval by the Company's stockholders. The Plan may be terminated at any time by the Board but such termination will not affect options then outstanding under the Plan. The Plan will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan will terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

The Committee or the Board may from time to time adopt amendments to the Plan provided that, without the approval of the stockholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code; or (iii) be made if it would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code or would require stockholder approval under the exchange listing rules applicable to the Company.

Article 16 - Limits on Sale of Stock Purchased under the Plan.

The Committee will designate a financial services firm or other agent to maintain accounts on behalf of participants who have purchased shares of Common Stock under the Plan (“Designated Broker”). Promptly following each Exercise Date, the number of shares of Common Stock purchased by each participant will be deposited into his or her account established in his or her name with the Designated Broker (“ESPP Share Account”). A participant will be free to undertake a sale of the shares of Common Stock in his or her ESPP Share Account at any time, subject to compliance with applicable laws and the Company's insider trading policy, but in the absence of such a sale, except as otherwise determined by the Committee, the shares of Common Stock must remain in the participant's ESPP Share Account at the Designated Broker until the holding period set forth in Section 423 of the Code (i.e., the later of one year from the Exercise Date and two years from the start of the Offering Period corresponding to such Exercise Date) has been satisfied. With respect to shares of Common Stock for which the holding period set forth in Section 423 of the Code have been satisfied, the participant may move those shares of Common Stock to another brokerage account of the participant's choosing.

Article 17 - Participating Subsidiaries.

The term “participating subsidiary” will mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, which is designated from time to time by the Board to participate in the Plan. The Board will have the power to make such designation before or after the Plan is approved by the stockholders. Any such currently designated participating subsidiary is listed on Annex A hereto, which may be updated by the Board from time to time.

Article 18 - Optionees Not Stockholders.

Neither the granting of an option to an employee nor the deductions from his or her pay will constitute such employee a stockholder of the shares covered by an option until such shares have been actually purchased by the employee. A participant will have no interest or voting right in shares covered by the participant's option until such shares are actually purchased on the participant's behalf in accordance with the applicable provisions of the Plan. Except as set forth in Article 12, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Article 19 - Application of Funds.

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 20 - Designation of Beneficiary.

Each participant may file a designation (using such form or method (including electronic forms) as the Committee may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective. Such designation of beneficiary may be changed by the participant (and the participant's spouse, if any) at any time by written notice (using such form or method (including electronic forms) as the Committee may designate from time to time). In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Committee will deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Committee) of the participant, or if no spouse (or domestic partner) is known to the Committee, then to the issue of the participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Committee, then to the heirs at law of the participant determined in accordance with applicable law.

Article 21 - Withholding of Additional Income Taxes.

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the Fair Market Value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the relevant Exercise Date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 22 - Governmental Regulations.

The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 23 - Governing Law.

The validity and construction of the Plan will be governed by the laws of Delaware, without giving effect to the principles of conflicts of law thereof.

Article 24 - Approval of Board and Stockholders of the Company.

The Plan was adopted by the Board on March 17, 2021 and was approved by the stockholders of the Company on June 16, 2021. The amendment to increase the number of shares of Common Stock authorized for issuance under the Plan was adopted by the Board on April 26, 2026 and approved by the stockholders of the Company on June 18, 2026.

ANNEX A DESIGNATED SUBSIDIARIES

None.